THIS CONTRACT IS SUBJECT TO ARBITRATION PURSUANT TO S.C. CODE
                            15-48-101


                   EMPLOYMENT, NONCOMPETITION
                     AND SEVERANCE AGREEMENT


     This Employment, Noncompetition and Severance Agreement (this "Agreement") is made and entered into as of February 5, 2001 by and between [Name of Executive - see Exhibit B, column 1], an individual (the "Executive"), and Ryan's Family Steak Houses TLC, Inc., a Delaware corporation headquartered in Greenville, South Carolina (the "Company"). As used herein, the term "Company" shall include the Company and any and all of its subsidiaries where the context so applies.


                       W I T N E S S E T H

     WHEREAS the Company's Board of Directors believes that the Executive is instrumental in the success of the Company;

     WHEREAS the Company desires to continue to employ the Executive as [Title of Executive - see Exhibit B, column 2] of the Company and in such other capacities as the Executive is currently employed as of the date hereof;

     WHEREAS the Company has adopted an Executive Bonus Plan (the
"Executive Bonus Plan") which provides for incentive compensation payments to be made to the executive officers of the Company
(including the Executive);

     WHEREAS the Executive is willing to continue employment with the Company under the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Employment. Subject to the terms and conditions hereof, the Company hereby employs the Executive and Executive hereby accepts such employment as the [Title of Executive - see Exhibit B, column 2] of the Company having such duties and responsibilities as are set forth in Section 3 below.

     2.   Definitions.   For  purposes  of  this  Agreement,  the
following terms shall have the meanings specified below.

     "Change in Control" shall mean

          (i) the acquisition, directly or indirectly, by any Person within any twelve month period of securities of the Company representing an aggregate of 20% or more of the combined voting power of the Company's then outstanding securities; or

          (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or

          (iii) consummation of (A) a merger, consolidation or other business combination of the Company with any other Person or affiliate thereof, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least 51% of the outstanding common stock (on a fully diluted basis) of the Company or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, consolidation or business combination, or (B) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

          (iv) the occurrence of any other event or circumstance which is not covered by (i) through (iii) above which the Board determines affects control of the Company and, in order to implement the purposes of this Agreement as set forth above, adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of this Agreement. A leveraged buy-out in which management participates on terms acceptable to the Company's CEO shall not be deemed a change in control for purposes of this Agreement.

     "Cause" shall mean material criminal fraud, gross negligence, material dereliction of duties, intentional material damage to the property or business of the Company, the commission of a material felony, or repeated failure to carry out the reasonable directions of the Board of Directors or the Chief Executive Officer.

     "Confidential Information" shall mean all business and other information relating to the business of the Company, including without limitation, trade secrets as defined in the South
Carolina Trade Secrets Act, technical or nontechnical data, programs, methods, techniques, processes, financial data, financial plans, product plans, and lists of actual or potential customers, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. Such information and compilations of information shall be contractually subject to protection under this Agreement whether or not such information constitutes a trade secret and is separately protectable at law or in equity as a trade secret. Confidential Information does not include confidential business information which does not constitute a trade secret under applicable law two years after any expiration or termination of this Agreement.

     "Disability" or "Disabled" shall mean the Executive's inability, with or without reasonable accommodations, as a result of physical or mental incapacity to substantially perform his duties for the Company on a full-time basis for a period of six
(6) months.

     "Involuntary Termination" shall mean the termination of Executive's employment by the Executive following a Change in Control which, in the reasonable judgment of the Executive, is due to (i) a change of the Executive's responsibilities, position (including status as [Title of Executive - see Exhibit B, column 2] of the Company, its successor or ultimate parent entity, office, title, reporting relationships or working conditions) authority or duties (including changes resulting from the assignment to the Executive of any duties inconsistent with his positions, duties or responsibilities as in effect immediately prior to the Change in Control); or (ii) a change in the terms or status (including the rolling two year termination date) of this Agreement; or (iii) a reduction in the Executive's compensation or benefits; or (iv) a forced relocation of the Executive outside the Greenville metropolitan area; or (v) a significant increase in the Executive's travel requirements.

     "Person" shall mean any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

     "Voluntary  Termination"  shall  mean  the  termination   by
Executive of Executive's employment following a Change in Control which is not the result of any of clauses (i) through (v) set forth in the definition of Involuntary Termination above.

     3. Duties. During the term hereof, the Executive shall have such duties and authority as are typical of the [Title of Executive - see Exhibit B, column 2] of a restaurant chain such as the Company, including, without limitation, those specified in the Company's Bylaws. Executive agrees that during the Term hereof, he will devote his full time, attention and energies to the diligent performance of his duties. Executive shall not, without the prior written consent of the Company, at any time during the Term hereof (i) accept employment with, or render services of a business, professional or commercial nature to, any Person other than the Company, (ii) engage in any venture or activity which the Company may in good faith consider to be competitive with or adverse to the business of the Company or of any affiliate of the Company, whether alone, as a partner, or as an officer, director, employee or shareholder or otherwise, except that the ownership of not more than 10% of the stock or other equity interest of any publicly traded corporation or other entity shall not be deemed a violation of this Section, or (iii) engage in any venture or activity which the Board of Directors of the Company may in good faith consider to interfere with Executive's performance of his duties hereunder.

     4. Term. Unless earlier terminated as provided herein, the Executive's employment hereunder shall be for a rolling term of two years (the "Term") commencing on the date hereof, with compensation to be effective as of the date first above written. This Agreement shall be deemed to extend each day for an additional day automatically and without any action on behalf of either party hereto until Executive turns sixty; upon Executive's 60th birthday, such "Term" shall be converted to a fixed term of five years and shall expire (without any action on behalf of either party hereto) on Executive's sixty-fifth birthday; this Agreement shall terminate upon the expiration of such Term. Either party may, by notice to the other, cause this Agreement to cease to extend automatically and, upon such notice, the "Term" of this Agreement shall be the two years following the date of such notice, and this Agreement shall terminate upon the expiration of such Term. If no such notice is given and this Agreement is terminated pursuant to Section 5 hereof, for the purposes of calculating any amounts payable to the Executive as a result of such termination, the remaining Term of this Agreement shall be deemed to be two years from the date of such termination.

     5.   Termination.   This  Agreement  may  be  terminated  as
follows:

          5.1 The Company. The Company shall have the right to terminate Executive's employment hereunder at any time during the Term hereof (i) for Cause, (ii) if the Executive becomes
Disabled,   (iii)  upon the Executive's death,  or  (iv)  without
Cause.

               5.1.1 If the Company terminates Executive's employment under this Agreement pursuant to clauses (i), (ii) or
(iii) of Section 5.1, the Company's obligations hereunder shall cease as of the date of termination subject to Section 6.4; provided, however, if Executive is terminated for Cause after a Change in Control, then such termination shall be treated as a Voluntary Termination as contemplated in Section 5.2.3 below. If Executive becomes Disabled, and is being compensated pursuant to the Company's existing disability insurance, Executive shall receive no additional compensation for disability from the Company under this Agreement.
               5.1.2 If the Company terminates Executive pursuant to clause (iv) of Section 5.1, Executive shall be entitled to receive immediately as severance upon such termination, aggregate compensation and benefits provided in
Section 6 equal to one times Executive's annual compensation being paid at the time of termination or two times Executive's annual compensation being paid at the time of termination following a Change of Control. For purposes of determining compensation which is not fixed (such as a bonus), the annual amount of such unfixed compensation shall be deemed to be equal to the average of such compensation paid over the 36 months immediately prior to the termination.

               5.1.3 In the event of such termination pursuant to clauses (ii) and (iv) of Section 5.1, all rights of Executive pursuant to awards of share grants or options granted by the Company shall be deemed to have vested and shall be released from all conditions and restrictions, (including the requirement to exercise such options no later than three months of the termination of employment), except for restrictions on transfer pursuant to the Securities Act of 1933, as amended.

          5.2 By Executive. Executive shall have the right to terminate his employment hereunder if (i) the Company materially breaches this Agreement and such breach is not cured within 30 days after written notice of such breach is given by Executive to the Company; (ii) there is a Voluntary Termination; or (iii) there is an Involuntary Termination.

               5.2.1 If Executive terminates his employment other than pursuant to clauses (i), (ii) or (iii) of Section 5.2, the Company's obligations under this Agreement shall cease (except as provided in Section 6.4) as of the date of such termination and Executive shall be subject to the noncompetition provisions set forth in Section 8 and Exhibit A.

               5.2.2 If Executive terminates his employment hereunder pursuant to either clause (i) or clause (iii) of
Section 5.2, Executive shall be entitled to receive immediately as severance aggregate compensation and benefits provided in
Section 6 equal to two times Executive's annual compensation being paid at the time of termination. For purposes of determining compensation which is not fixed (such as a bonus), the annual amount of such unfixed compensation shall be deemed to be equal to the average of such compensation paid over the 36 months immediately prior to the termination.

               5.2.3 If Executive terminates his employment pursuant to clause (ii) of Section 5.2, Executive shall be entitled to receive immediately as severance aggregate compensation and benefits provided in Section 6 equal to one times Executive's annual compensation being paid at the time of Voluntary Termination. For purposes of determining compensation which is not fixed (such as a bonus), the annual amount of such unfixed compensation shall be deemed to be equal to the average of such compensation paid over the 36 months immediately prior to the termination.

               5.2.4    In  addition,  in  the  event   of   such
termination pursuant to any of clauses (i) through (iii) of  this
Section 5.2, all rights of Executive pursuant to awards of share grants or options granted by the Company shall be deemed to have vested and shall be released from all conditions and restrictions, (including the requirement to exercise such options no later than three months of the termination of employment), except for restrictions on transfer pursuant to the Securities Act of 1933, as amended. If Executive becomes Disabled, and is being compensated pursuant to the Company's existing disability insurance, Executive shall receive no additional compensation for disability from the Company under this Agreement.

     6. Compensation. In consideration of Executive's services and covenants hereunder, Company shall pay to Executive the compensation and benefits described below (which compensation shall be paid in accordance with the normal compensation practices of the Company and shall be subject to such deductions and withholdings as are required by law or policies of the Company in effect from time to time, provided that his salary pursuant to Section 6.1 shall be payable not less frequently than monthly):

          6.1 Annual Salary. During the Term hereof, the Company shall initially pay to Executive a salary at the rate of $[2001 Salary - see Exhibit b, column 3] per annum. Executive's salary will be reviewed by the Board of Directors or such committee as may be designated by the Board of Directors of the Company at the beginning of each of its fiscal years and, in the sole discretion of the Board of Directors, may be increased for such year;

          6.2   Annual Incentive Bonus.   During the Term hereof,
the Board of Directors may pay to Executive an annual incentive cash bonus in accordance with the terms of the Company's
Executive Bonus Plan.

          6.3   Stock  Options and Restricted Stock.  During  the
Term hereof, the Board of Directors, in its discretion, may grant
Executive options to purchase Company Common Stock.

          6.4     Medical   Benefits   Upon   Retirement     Upon
Executive's retirement or other termination except for Cause from the Company, provided the Executive was employed on [Effective
Date - see Exhibit B, column 4]:

               6.4.1 The Company's Executive Medical Plan (100% coverage) for Executive and his family shall terminate;

               6.4.2 The Company, at its sole expense, shall maintain medical and dental coverage, including eye care, for Executive and dependent spouse (if the dependent spouse is covered on the date of retirement or other termination) during their lives or the life of the survivor, such coverage to be on at least the same basis as it is provided from time to time by the Company to active Supervisors and/or Managers; and

               6.4.3 No premium payments will be required from Executive or from his wife, should she survive him.

               6.4.4 The Company's Group Medical Plan shall be the secondary payer of benefits if Executive attains medical insurance from another source after retiring from the Company. For example, if Executive obtains employment elsewhere and enrolls in the new employer's medical plan, this new plan shall become the primary payer and the Company's Group Medical Plan shall be the secondary payer. In addition, if Executive and/or his wife become eligible for Medicare coverage (currently age
65), Medicare would be the primary payer and the Company's Group Medical Plan would be the secondary payer.

               6.4.5 In the event the Company should for any reason be unable to provide such medical and dental coverage to Executive and/or his wife, the Company shall pay to Executive or to his wife, should she survive him, the cash amount necessary to obtain equivalent medical and dental coverage, including eye care.

          6.5 Other Benefits. While employed by the Company, Executive shall be entitled to share in any other employee benefits generally provided by the Company to its most highly ranked executives for so long as the Company provides such benefits.


     7.  Excess Parachute Payments.

          7.1 Severance Payments. It is the intention of the parties hereto that the severance payments and other compensation provided for herein are reasonable compensation for Executive's services to the Company and shall not constitute "excess parachute payments" within the meaning of Section 280G of the
Code  and  any  regulations thereunder.  In the  event  that  the
Company's independent accountants acting as auditors for the Company on the date of a Change in Control determine that the payments provided for herein constitute "excess parachute payments," then the compensation payable hereunder shall be reduced to the point that such compensation shall not qualify as "excess parachute payments."

          7.2 To the extent that payments under Section 9 cause a "parachute payment," as defined in section 280G(b)(2) of the Code, the Company shall indemnify Executive and hold him harmless against all claims, losses, damages, penalties, expenses, and excise taxes relating thereto. To effect this indemnification, the Company shall pay Executive an additional amount that is sufficient to pay any excise tax imposed by Code Section 4999 on the payments and benefits to which Executive is entitled without the additional amount plus any penalties or interest imposed by the Internal Revenue Service in regard to such amounts, plus another additional amount sufficient to pay all the excise and income taxes on the additional amounts. The determination of any additional amount that must be paid under this section at any time shall be made in good faith by the independent auditors then employed by the Company.

     8. Confidentiality, Nonsolicitation and Noncompetition Agreement. Employee agrees that he has read, is bound by, and is subject to, the obligations, covenants, and agreements set forth in the Company's Confidentiality, Nonsolicitation and Noncompetition Agreement, attached hereto as Exhibit A, and agrees that Company agrees to the consideration and employment herein on condition of Employee's consent to the obligations, covenants, and agreements set forth in Exhibit A.

     9. Assignment. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills of Executive, and agree that this Agreement may not be assigned or transferred by Executive, in whole or in part, without the prior written consent of Company.

     10. Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified mail postage prepaid:

To the Company:     Ryan's Family Steak Houses TLC, Inc.
               405 Lancaster Avenue
               Greer, South Carolina  29650
               Att:  President

To Executive:       [Name of Executive - see Exhibit B, column 1]
               [Address of Executive - not presented]

Any party may change the address to which notices, requests, demands, and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

     11. Provisions Severable. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

     12. Remedies. The Executive acknowledges that if he breaches or threatens to breach his covenants and agreements in this Agreement, such actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if Executive breaches or threatens to breach this Agreement, the Company shall be entitled to injunctive relief from a court or arbitration panel, in the Company's sole discretion, in addition to any other rights or remedies of the Company. In the event that Executive is reasonably required to engage legal counsel to enforce his rights hereunder against the Company, Executive shall be entitled to receive from the Company his reasonable attorneys' fees and costs; provided that Executive shall not be entitled to receive those fees and costs related to matters, if any, in which he is not the prevailing party.

     13. Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

     14. Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by other parties hereto.

     15.  Governing Law; Arbitration; and Expenses.

          15.1 Governing Law. The validity and effect of this agreement shall be governed by and construed and enforced in accordance with the laws of the State of South Carolina.

          15.2 Arbitration. Except as otherwise set forth herein and on Exhibit A, the Executive and the Company hereby agree to arbitrate in the State of South Carolina any claims or disputes pertaining to this Agreement or to any matter arising therefrom. The Executive and the Company expressly submit and consent in advance to the exclusive remedy of arbitration. There must be full compliance with the rules of the American Arbitration Association in order to resolve any legal disputes regarding this Agreement between the Company and the Executive. The exclusive choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce such judgment in any appropriate jurisdiction.

          15.3 Payment of Expenses. All costs and expenses (exclusive of attorneys' fees) incurred in connection with any arbitration relating to a claim or dispute pertaining to this Agreement shall be paid by the Company. The Company shall bear the cost of all attorneys fees incurred by the Company. The attorneys' fees incurred by the Executive in pursuing the claim shall be paid by the party (parties) as determined by the arbitrator. In allocating the attorneys' fees under this Section, the arbitrator should consider the relative merits of each party's position and the manner and means the party undertook to assert the party's case.

          15.4 Indemnification. Nothing contained in this Section shall be deemed to limit the Company's obligation to indemnify the Executive to the fullest extent permitted by applicable law with respect of any actions, claims or proceedings which are based upon acts or omissions of the Executive related to the performance of his duties hereunder to the extent he would have otherwise been entitled to indemnification under the by-laws or charter of the Company or to the extent to which indemnification is to be paid to officers and directors as a matter of law.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


EXECUTIVE                      RYAN'S  FAMILY STEAK  HOUSES  TLC, INC.
_____________________________  By:__________________________________
[Title of Executive - see Exhibit B, column 1] Charles D. Way, President




Ryan's Family Steak Houses, Inc., of which the Company is a wholly-owned subsidiary, hereby unconditionally guarantees the performance of the Company under this Agreement.

                              RYAN'S FAMILY STEAK HOUSES, INC.


                              By:_____________________________________
                                 Brian  S. MacKenzie, Chairman
                                 of the Compensation Committee of the
                                 Board  of Directors of Ryan's
                                 Family Steak Houses, Inc.


                            EXHIBIT A

 Employee Confidentiality, Non-Solicitation, and Noncompetition
                            Agreement

This Employee Confidentiality, Non-Solicitation and Noncompetition Agreement (the "Agreement") is made a part of that certain Employment Agreement made and entered into on February 5, 2001 by and between Ryan's Family Steak Houses TLC, Inc. (the "Company") and [Title of Executive - see Exhibit B, column 1] ("Employee").

WHEREAS, the Company is (1) engaged in the restaurant industry, in particular operating family steak house restaurants and buffet style restaurants (the "Business"); and (2) may in the future engage in and/or actively be considering other activities or businesses within the restaurant industry, of which Employee may be aware at the termination of Employee's employment ("Future Business"), provided, however, that no activity or business that the company has ceased to consider engaging in shall be included in Future Business;

WHEREAS, the Company has a proprietary interest in, and its business is one that requires secrecy concerning, Company Data, which is defined as Company information that is not generally known by or readily ascertainable to the public or within the industry, and includes (i) inventions, discoveries, products, improvements, know-how, methods, processes, and methods employed or sold by the Company relating to the Business or Future Business; (ii) customer, vendor, supplier and employee data (whether or not reduced to writing), including but not limited to customer lists, customer contacts, pricing information, personnel information, concessions and prior bids; (iii) marketing information, including but not limited to business strategy, forecasts, plans and research; (iv) business plans, including but not limited to capital projects and system buildouts; (v) financial information; and (vi) trade secrets as defined by the South Carolina Trade Secrets Act. Company Data includes documents, records, tapes, files, computer files, computer software, media, and any other medium of communicating or storing information;

WHEREAS, among other things, the Company currently owns and operates restaurants in 22 states in the United States;

WHEREAS,   Employee  desires  to  continue   in   an   employment
relationship with the Company in an executive capacity as a result of which he may be exposed to or create Company Data;

WHEREAS, it is understood and agreed that the Company will suffer substantial loss and damage if Employee should divulge to any person, firm, corporation, or business entity ("Third Party"), including but not limited to any Third Party that competes with the Company, any Company Data without proper authorization during or after Employee's employment;

WHEREAS, Employee agrees that the provisions and restrictions contained in this Agreement are fair and reasonable and required for the Company's protection of its legitimate interests, that such restrictions are reasonable in scope, area, and time, and will not unreasonably prevent Employee from pursuing other business ventures or employment opportunities or otherwise cause a financial hardship upon Employee;

NOW, THEREFORE, in consideration of the promises herein, Employee's continued employment by the Company, and such other good and valuable consideration, including (without limitation) the consideration contained in the Employment Agreement to which this Agreement is attached, it is covenanted and agreed as follows:

1. Employee represents and warrants that he is not subject to any noncompetition or non-solicitation agreement or other agreement with any Third Party that would prohibit him from continuing employment with the Company or would interfere with the performance of his duties to the Company. Conversely, without breaching the confidentiality provisions of this Agreement, Employee agrees to disclose the existence of this Agreement to any subsequent employer.

2. Except as may be necessary to perform his normal duties for the Company, Employee shall hold Company Data in confidence and shall not divulge to any Third Party at any time Company Data obtained or used by him (or by other employees of the Company) during the course of his employment with the Company without first obtaining the express written authorization of the Board of Directors of the Company. Employee agrees to promptly inform Company of any breach of confidentiality of Company Data by any other person that comes to his attention.

3. Except as may be necessary to perform his normal duties for the Company, Employee will not remove Company Data (in whatever form it is derived) from Company premises without obtaining the express written authorization of the Board of Directors of the Company. Employee will return all Company property, including but not limited to Company Data and all copies thereof, in his possession upon termination of his employment.

4. Employee covenants and agrees that during the period of his employment and for a period of 24 months thereafter (the
  "Restricted Period"), he will not, for himself or on behalf of any Third Party, directly or indirectly, consult, solicit, hire, attempt to hire, or encourage any
           (i) present employee of the Company to accept employment with any Third Party that competes, directly or indirectly, with the Company in the (1) Business or (2) Future Business; or
(ii) any former employee of the Company who, at the time of Employee's termination, has been away from the Company for less than six months, to accept employment with any Third Party that competes, directly or indirectly, with the Company in the (1)
Business or (2) Future Business.  .


5. Employee recognizes that he is employed at the highest levels of the Company and has access to the Company's most sensitive and confidential information, including long-range projections, marketing strategies, and other Company Data. Employee also agrees that Company's market extends to many states throughout the United States and that limiting the scope of this Agreement to South Carolina will not protect Company's legitimate business interests. Employee covenants and agrees, therefore, that during the Restricted Period, he will not work for a Competing Company (as defined below) in the Company's Market Territory (as defined below), including without limitation, as proprietor, partner, investor, shareholder, director, officer, employee, consultant, independent contractor, or otherwise;
  provided, however, that the foregoing restriction shall not prohibit Employee from being a passive investor owning less than 10% equity interest in a publicly traded company.

     "Competing Company" shall be limited to any Third Party that operates restaurants in competition with the Business (or the Future Business, as the case may be) in the Market
     Territory.

     "Market Territory" shall be limited to the area within a five (5) mile radius of each of the Company's existing restaurants in the United States at the time of Employee's termination from the Company.

6.    Employee  has carefully considered the provisions  of  this
  Agreement  and  agrees  that,  under  all  circumstances,   the
  restrictions set forth herein are fair and reasonable  and  are
  required   for  the  Company's  protection  of  its  legitimate
  interests. The parties hereto recognize that irreparable damage will result to the Company in the event of the breach of any of the covenants and assurances made by the Employee in this Agreement. The parties therefore agree that the Company shall be entitled, in addition to any other remedies or damages available to it under the South Carolina Trade Secrets Act or other statutory or common law, to obtain injunctive relief without bond in order to restrain the violation of such covenants by Employee. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and shall be binding
  upon  the  Employee  and  his  executors,  administrators,   or
  representatives.

7.    The  provisions  of this Agreement are severable.   If  any
  Court should construe any portion of this Agreement to be too broad to prevent enforcement to its fullest extent then such restrictions shall be enforced to the maximum extent that the Court finds reasonable and enforceable. In the event that any of these provisions, clauses, sentences, or paragraphs, or portions
  ("provisions")  thereof  shall  be  held  to  be   invalid   or
  unenforceable, the remaining provisions hereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. The parties in no way intend to include a provision that contravenes public
  policy.   Therefore,  if any provision  of  this  Agreement  is
  unlawful, against public policy, or otherwise declared void or unenforceable, such provision shall be deemed excluded from this Agreement, which shall in all other respects remain in effect.

8. This Agreement was made in, and shall be governed by and enforced under the laws of, the State of South Carolina. This Agreement may be enforced only in a court of competent jurisdiction in Greenville County, South Carolina and Employee agrees to submit to jurisdiction in Greenville County, South Carolina whether or not he is then residing in South Carolina.

9. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and shall be binding upon the Employee and his executors, administrators, or representatives

                            EXHIBIT B

                     SCHEDULE OF INSERTS FOR
                RYAN'S 2001 EMPLOYMENT CONTRACTS


                             COLUMN
        1                   2                 3           4
     NAME OF             TITLE OF           2001      EFFECTIVE
    EXECUTIVE           EXECUTIVE          SALARY       DATE
Charles D. Way    Chairman of the         $375,000    02/05/01
                  Board, President and
                  Chief Executive
                  Officer
G. Edwin McCranie Executive Vice          $221,000    01/26/04
                  President

Fred T. Grant,    Senior Vice President   $195,000    04/25/05
Jr.               - Finance, Treasurer
                  and Assistant
                  Secretary
J. Randolph Hart  Vice President -        $156,000    02/05/01
                  Human Resources

Morgan A. Graham  Vice President -        $152,000    12/11/01
                  Construction

Ilene T. Turbow   Vice President -        $112,000    07/27/10
                  Marketing

Janet J. Gleitz   Corporate Secretary      $80,000    09/01/01

_______________________________
     1 Unless the United States Arbitration Act applies.